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                                                                   EXHIBIT D TO
                                                               CREDIT AGREEMENT

                            FORM OF PLEDGE AGREEMENT


         PLEDGE AGREEMENT, dated as of July 30, 1997, made by each of the signatories hereto (together with any other entity that may become a party hereto, the "Pledgors"), in favor of THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, the "Administrative Agent") for the lenders (the "Lenders") from time to time parties to the Credit Agreement, dated as of July 30, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Avis Rent A Car System, Inc., a Delaware corporation (the "Borrower"), Avis Rent A Car, Inc., a Delaware corporation ("Avis"), the Lenders, the Administrative Agent and Lehman Commercial Paper Inc., a Delaware corporation, as syndication agent for the Lenders (the "Syndication Agent"), and the other Secured Parties (as defined herein).


                              W I T N E S S E T H:


         WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrower upon the terms and subject to the conditions set forth therein, to be evidenced by the notes issued by the Borrower under the Credit Agreement; and

         WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Borrower that each Pledgor (other than the Borrower) guarantee payment and performance of the Borrower's obligations under the Credit Agreement, the notes and the other Credit Documents; and

         WHEREAS, in satisfaction of such condition, each Pledgor (other than the Borrower) has entered into a Guarantee of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Guarantee") for the benefit of the Administrative Agent and the Secured Parties; and

         WHEREAS, it is a further condition precedent to the obligation of the Lenders to make their respective Loans to the Borrower under the Credit Agreement that each Pledgor shall have executed and delivered this Pledge Agreement to secure payment and performance of such Pledgor's obligations under the Guarantee.

         NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Loans to the Borrower, each Pledgor hereby agrees with

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                                                                              2

the Administrative Agent, for the benefit of the Secured Parties, as follows:

         1. Defined Terms. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         (b) The following terms shall have the following meanings:

         "Agreement": this Pledge Agreement, as the same may be amended, modified or otherwise supplemented from time to time.

         "Code": the Uniform Commercial Code from time to time in effect in the State of New York.

         "Collateral": the Pledged Stock and all Proceeds.

         "Collateral Account": any account established to hold money Proceeds, maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Secured Parties only as provided in paragraph .

         "Issuers": the collective reference to the companies identified on
Schedule 2 attached hereto as the issuers of the Pledged Stock; individually, each an "Issuer."

         "Obligations": as defined in the Guarantee.

         "Pledged Stock": the shares of capital stock listed on Schedule 2 hereto, together with all stock certificates, options or rights of any nature whatsoever in respect of Capital Stock of any Issuer that may be issued or granted by such Issuer to any Pledgor while this Agreement is in effect (provided that in no event shall any Pledgor be required to pledge more than 65% of the Capital Stock of any Foreign Subsidiary pursuant to this Agreement).

         "Proceeds": all "proceeds" as such term is defined in Section 9-306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock, collections thereon or distributions with respect thereto.

         "Secured Obligations": with respect to any Pledgor, the collective reference to (a) the Obligations and (b) all obligations and liabilities of such Pledgor which may arise under or in connection with this Agreement or any other Credit Document to which such Pledgor is a party, in each case whether on account of reimbursement obligations, fees, indemnities, costs, expenses

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                                                                              3

or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by such Pledgor pursuant to the terms of this Agreement or any other Credit Document).

         "Secured Parties" means the collective reference to the Administrative Agent, the Syndication Agent, the Lenders (including, without limitation, the CE Issuing Bank and the WC Issuing Bank).

         "Securities Act": the Securities Act of 1933, as amended.

         (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

         (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         2. Pledge; Grant of Security Interest. Each Pledgor hereby delivers to the Administrative Agent, for the benefit of the Secured Parties, all of such Pledgor's Pledged Stock and hereby grants to Administrative Agent, for the benefit of the Secured Parties, a first security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations.

         3. Stock Powers. Concurrently with the delivery to the Administrative Agent of each certificate representing one or more shares of Pledged Stock to the Administrative Agent, the relevant Pledgor shall deliver an undated stock power covering such certificate, duly executed in blank by such Pledgor with.

         4. Representations and Warranties. Each Pledgor represents and warrants that:

         (a) such Pledgor has the corporate power and authority and the legal right to execute and deliver, to perform its obligations under, and to grant the security interest in the Collateral pursuant to, this Agreement and has taken all necessary corporate action to authorize its execution, delivery and performance of, and grant of the security interest in the Collateral pursuant to, this Agreement.

         (b) This Agreement constitutes a legal, valid and binding obligation of such Pledgor, enforceable in accordance with its terms, and upon delivery to the Administrative Agent of the stock

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                                                                              4

certificates evidencing such Pledgor's Pledged Stock, the security interest created pursuant to this Agreement will constitute a valid, perfected first priority security interest in the Collateral, enforceable in accordance with its terms against all creditors of such Pledgor and any Persons purporting to purchase any Collateral from such Pledgor, except in each case as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         (c) The execution, delivery and performance of this Agreement will not violate any provision of any Requirement of Law or Contractual Obligation of such Pledgor and will not result in the creation or imposition of any Lien on any of the properties or revenues of such Pledgor pursuant to any Requirement of Law or Contractual Obligation of such Pledgor, except the security interest created by this Agreement.

         (d) No consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of such Pledgor), is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement except where the failure to obtain the same would not result in a Material Adverse Effect.

         (e) No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of such Pledgor, threatened by or against such Pledgor or against any of its properties or revenues with respect to this Agreement or any of the transactions contemplated hereby as to which there is a reasonable possibility of an adverse determination, which individually, or in the aggregate, would have a Material Adverse Effect.

         (f) The shares of Pledged Stock constitute all the issued and outstanding shares of all classes of the capital stock of each domestic Issuer (and 65% of all classes of the capital stock of each foreign Issuer).

         (g) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

         (h) Such Pledgor is the record and beneficial owner of, and has good and marketable title to, such Pledgor's Pledged Stock, free of any and all Liens or options in favor of, or claims of,

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                                                                              5

any other Person, except the security interest created by this Agreement.

         5. Covenants. Each Pledgor covenants and agrees with the Administrative Agent and the Secured Parties that, from and after the date of this Agreement until this Agreement is terminated and the security interests created hereby are released:

         (a) If such Pledgor shall, as a result of its ownership of the Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Pledged Stock, or otherwise in respect thereof, such Pledgor shall accept the same as the agent of the Administrative Agent and the Secured Parties, hold the same in trust for the Administrative Agent and the Secured Parties and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Pledgor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Pledgor, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Secured Obligations. Any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Stock shall be received by such Pledgor, such Pledgor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Pledgor, as additional collateral security for the Secured Obligations.

         (b) Without the prior written consent of the Administrative Agent, such Pledgor will not (1) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any

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Issuer, (2) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, (3) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the security interests created by this Agreement or (4) enter into any agreement or undertaking restricting the right or ability of such Pledgor or the Administrative Agent to sell, assign or transfer any of the Collateral.

         (c) Such Pledgor shall maintain the security interest created by this Agreement as a first, perfected security interest and shall defend such security interest against claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Pledgor, such Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

         (d) Such Pledgor shall pay, and save the Administrative Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

         6. Cash Dividends; Voting Rights. Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Pledgor of the Administrative Agent's intent to exercise its corresponding rights pursuant to Section below, such Pledgor shall be permitted to receive all cash dividends paid in the normal course of business of the Issuer[s] and consistent with past practice, to the extent permitted in the Credit Agreement, in respect of the Pledged Stock and to exercise all voting and corporate rights with respect to the Pledged Stock; provided, however, that no vote shall be cast or corporate right exercised or other action taken which, in the Administrative Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision

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                                                                              7

of the Credit Agreement, the notes, this Agreement or any other Credit
Document.

         7. Rights of the Secured Parties and the Administrative Agent. (a) All money Proceeds received by the Administrative Agent hereunder, upon the occurrence and during the continuance of an Event of Default, shall be held by the Administrative Agent for the benefit of the Secured Parties in a Collateral Account. All Proceeds while held by the Administrative Agent in a Collateral Account (or by the Pledgor in trust for the Administrative Agent and the Secured Parties) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in paragraph .

         (b) If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Pledgor, (1) the Administrative Agent shall have the right to receive any and all cash dividends paid in respect of the applicable Pledged Stock and make application thereof to the Secured Obligations as provided in paragraph 8(a), and (2) all shares of the Pledged Stock shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such shares of the Pledged Stock at any meeting of shareholders of the applicable Issuer or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such shares of the Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of such Issuer, or upon the exercise by such Pledgor or the Administrative Agent of any right, privilege or option pertaining to such shares of the Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to such Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

         8. Remedies. (a) If an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent's election, the Administrative Agent may apply all or any part of the Proceeds held in any Collateral Account in payment of

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the Secured Obligations, to the extent available for distribution, in the following order of priority:

         First: to the Administrative Agent for any unpaid fees and expenses and then to any Secured Party which has theretofore advanced or paid any such fees, an amount equal to the amount thereof so advanced or paid by such Secured Party and for which such Secured Party has not been reimbursed prior to such date, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the unpaid amounts thereof on such distribution date;

         Second: to the Secured Parties in an amount equal to the unpaid principal or face amount of, and unpaid interest on, and premium or fees, if any, in respect of, the Secured Obligations then outstanding whether or not then due and payable, including, without limitation, the aggregate undrawn amounts available to be drawn (assuming compliance with all conditions to drawing) under all Letters of Credit, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to the Secured Parties in proportion to the unpaid amounts thereof on such date;

         Third: to the Secured Parties, amounts equal to all other sums which constitute Secured Obligations, including without limitation the costs and expenses of the Secured Parties and their representatives which are due and payable and which constitute Secured Obligations as of such date, and, if such moneys shall be insufficient to pay such sums in full, then ratably to the Secured Parties in proportion to such sums; and

         Fourth: any surplus then remaining shall be paid to the Pledgors or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

         (1) The term "unpaid" as used in clause Second of subsection 8(a) refers:

         (A) in the absence of a bankruptcy proceeding with respect to the relevant Pledgor(s), to all amounts of Secured Obligations outstanding as of a distribution date, whether or not such amounts are fixed or contingent, and

         (B) during the pendency of a bankruptcy proceeding with respect to the relevant Pledgor(s), to all amounts allowed by the bankruptcy court in respect of Secured

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                                                                              9

    Obligations, as a basis for distribution (including estimated amounts, if any, allowed by the bankruptcy court in respect of contingent claims),

to the extent that prior distributions (whether actually distributed or set aside pursuant to subsection 8(a)(2)) have not been made in respect thereof.

         (2) If any Secured Party shall be entitled to receive any moneys pursuant to clause Second of subsection 8(a) in respect of the unliquidated, unmatured or contingent portion of the outstanding Secured Obligations (including, without limitation, obligations under then outstanding Letters of Credit), then the Administrative Agent shall invest such moneys in obligations of the kinds referred to in Permitted Investments maturing within three months after they are acquired by the Administrative Agent and shall hold all such amounts so distributable, and all such investments and the net proceeds thereof, in trust solely for such Secured Party and for no other purpose until
(i) such Secured Party shall have notified the Administrative Agent that all or part of such unliquidated, unmatured or contingent claim shall have become matured or fixed, in which case the Administrative Agent shall distribute from such investments and the proceeds thereof an amount equal to such matured or fixed claim to such Secured Party for application to the payment of such matured or fixed claim, and shall promptly give notice thereof to the Borrower or (ii) all or part of such unliquidated, unmatured or contingent claim shall have been extinguished, whether as the result of an expiration without drawing of any Letter of Credit, payment of amounts secured or covered by any Letter of Credit other than by drawing thereunder, or otherwise, in which case (x) such Secured Party shall, as soon as practicable thereafter, notify the Administrative Agent and (y) such investments, and the proceeds thereof, shall be redistributed in accordance with subsection 8.(a) taking into account such extinguishment.

         (b) If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Pledgor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell,

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assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of the Administrative Agent or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the relevant Pledgor, which right or equity is hereby waived or released. The Administrative Agent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Secured Parties hereunder, including, without limitation, reasonable attorneys' fees and disbursements of counsel to the Administrative Agent, to the payment in whole or in part of the Secured Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Administrative Agent account for the surplus, if any, to the relevant Pledgor. To the extent permitted by applicable law, each Pledgor waives all claims, damages and demands it may acquire against the Administrative Agent or any Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

         (c) Each Pledgor waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the Code. The Pledgors shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Secured Party to collect such deficiency.

         9. Registration Rights; Private Sales. (a) If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to paragraph hereof, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Stock, or that portion

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thereof to be sold, registered under the provisions of the Securities Act, the relevant Pledgor will cause the Issuer thereof to (1) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (2) to use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (3) to make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Such Pledgor agrees to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

         (b) Such Pledgor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Such Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

         (c) Such Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section valid and binding and in compliance with any and all other applicable Requirements of Law. Such Pledgor further agrees that a breach of any of the covenants

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                                                                             12

contained in this Section will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing under the Credit Agreement.

         10. Irrevocable Authorization and Instruction to Issuer. Each Pledgor hereby authorizes and instructs each applicable Issuer to comply with any instruction received by it from the Administrative Agent in writing that (a) states that an Event of Default has occurred and is continuing and (b) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Pledgor, and such Pledgor agrees that each applicable Issuer shall be fully protected in so complying.

         11. Administrative Agent's Appointment as Attorney-in-Fact. (a) Upon the occurrence and during the continuance of an Event of Default, each Pledgor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent of the Administrative Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Pledgor and in the name of such Pledgor or in the Administrative Agent's own name, from time to time in the Administrative Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer.

         (b) Each Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in paragraph . All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the Security Obligations are paid in full.

         12. Duty of Administrative Agent. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar securities and property for its own account, except that the Administrative Agent shall have no obligation to invest funds

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                                                                             13

held in any Collateral Account and may hold the same as demand deposits. Neither the Administrative Agent, any Secured Party nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

         13. Execution of Financing Statements. Pursuant to Section 9-402 of the Code, each Pledgor authorizes the Administrative Agent to file financing statements, upon providing notice to such Pledgor, with respect to the Collateral without the signature of such Pledgor in such form and in such filing offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

         14. Authority of Administrative Agent. Each Pledgor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Pledgors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and neither the Pledgors nor any Issuer shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

         15. Notices. All notices, requests and demands to or upon the Administrative Agent or any Pledgor hereunder shall be effected in the manner provided for in subsection 11.01 of the Credit Agreement; provided that any such notice, request or demand to or upon any Pledgor shall be addressed to such Pledgor at its notice address set forth on Schedule 1 hereto.

         16. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         17. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each affected Pledgor and the Administrative Agent, provided that any provision of this Agreement may be waived by the Administrative Agent and the Secured Parties in a letter or agreement executed by the Administrative Agent or by telex or facsimile transmission from the Administrative Agent.

         (b) Neither the Administrative Agent nor any Secured Party shall by any act (except by a written instrument pursuant to paragraph hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Secured Party would otherwise have on any future occasion.

         (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

         18. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         19. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Pledgor and shall inure to the benefit of the Administrative Agent and the Secured Parties and their successors and assigns.

         20. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

         IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.


                                       AVIS RENT A CAR, INC.


                                       By: /s/ Kevin M. Sheehan
                                          -------------------------------------
                                          Title: Executive Vice President and
                                                 Chief Financial Officer


                                       AVIS RENT A CAR SYSTEM, INC.


                                       By: /s/ Kevin M. Sheehan
                                          -------------------------------------
                                          Title: Executive Vice President and
                                                 Chief Financial Officer


                                       AVIS INTERNATIONAL, LTD.


                                       By: /s/ Gerard J. Kennell
                                          -------------------------------------
                                          Title: Vice President and Treasurer


                                       AVIS ASIA AND PACIFIC, LIMITED


                                       By: /s/ Steven L. Greenberger
                                          -------------------------------------
                                          Title: Vice President and Tax Counsel


                                       AVIS CARIBBEAN, LIMITED


                                       By: /s/ Steven L. Greenberger
                                          -------------------------------------
                                          Title: Vice President and Tax Counsel


                                       AVIS ENTERPRISES, INC.


                                       By: /s/ Gerard J. Kennell
                                          --------------------------------
                                          Title: Vice President and Treasurer

                          ACKNOWLEDGEMENT AND CONSENT


         The undersigned hereby acknowledges receipt of a copy of the Pledge Agreement dated as of July __, 1997, made by [Name of Pledgor] for the benefit of The Chase Manhattan Bank, as Administrative Agent (the "Pledge Agreement"). The undersigned agrees for the benefit of the Administrative Agent and the Secured Parties as follows:

         1. The undersigned will be bound from the date hereof by the terms of the Pledge Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

         2. The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in paragraph of the Pledge Agreement.

         3. The terms of paragraph of the Pledge Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it under or pursuant to or arising out of Section of the Pledge Agreement.

                                            [NAME OF ISSUER]


                                       By
                                         --------------------------------------

                                       Title
                                            -----------------------------------

                                       Address for Notices:


                                       ----------------------------------------

                                       ----------------------------------------

                                       Telex:
                                             ----------------------------------

                                       Fax:
                                           ------------------------------------

Date:
     --------------

                                                                     SCHEDULE 1
                                                            TO PLEDGE AGREEMENT

                             ADDRESSES OF PLEDGORS

                                                                     SCHEDULE 2
                                                            TO PLEDGE AGREEMENT

                          DESCRIPTION OF PLEDGED STOCK



                                                                      Stock
                        Class of             Certificate              No. of
      Issuer             Stock*                  No.                  Shares
------------------    ------------         ---------------         ------------








--------------
* Stock is assumed to be common stock unless otherwise indicated.